      As filed with the Securities and Exchange Commission on September 13, 1996
                                            Registration No. 333-

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                               _______________________

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                  __________________

                             BEVERLY BANCORPORATION, INC.
                (Exact name of registrant as specified in its charter)

                           Delaware                      36-4090152
                (State or other jurisdiction of      (I.R.S. Employer
               incorporation or organization)       Identification No.)


                                1357 West 103rd Street
                               Chicago, Illinois  60643
                       (Address of Principal Executive Offices)

                       BEVERLY BANCORPORATION STOCK OPTION PLAN
                               (Full title of the plan)
                               ________________________

                                  John D. Van Winkle
                        President and Chief Executive Officer
                                1357 West 103rd Street
                               Chicago, Illinois  60643
                       (Name and address of agent for service)

                                    (312) 881-2214
            (Telephone number, including area code, of agent for service)
                              __________________________

                                       copy to:

                              Kurt W. Florian, Jr., Esq.
                                Lord, Bissell & Brook
                               115 South LaSalle Street
                              Chicago, Illinois   60603

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                           CALCULATION OF REGISTRATION FEE

================================================================================

Title of         Amount           Proposed          Proposed       Amount
Securities       to be            Maximum           Maximum        of
to be            Registered       Offering          Aggregate      Registration
Registered       (1)              Price Per         Offering       Fee
                                  Share (2)         Price (2)

================================================================================

Common           530,743          $10.01            $5,315,060     $1,832.78
Stock, $.01      shares
par value

================================================================================


    (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

    (2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of (i) the average of the high and low prices of the Common Stock reported by the NASDAQ National Market on September 12, 1996 with respect to the 102,889 shares of Common Stock which are not subject to outstanding options, and (ii) the weighted average exercise price of the 427,854 shares of Common Stock subject to options which have been granted under the Plan but not yet exercised.

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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by Beverly Bancorporation, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission are incorporated herein by reference:

    1. The Company's prospectus dated August 22, 1996 filed pursuant to Rule 424(b).

    2. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to

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the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

    The Certificate of Incorporation of the Registrant provides for the broad indemnification of the directors and officers of the Registrant and for advancement of litigation expenses to the fullest extent permitted by current Delaware law.

    The Certificate of Incorporation of the Registrant eliminates the personal liability of a director to the Registrant or its stockholders under certain circumstances, for monetary damages for breach of fiduciary duty as a director.


Item 8.  EXHIBITS

4           Form of Common Stock Certificate, incorporated by reference to
            Exhibit 4(a) to Registrant's Registration Statement on Form S-1 (Registration No. 333-6651).
5 Opinion of Lord, Bissell & Brook as to the legality of the securities offered by the registration statement.
23.1        Consent of Grant Thornton LLP.
23.2        Consent of Lord, Bissell & Brook (included in exhibit 5).


Item 9.  UNDERTAKINGS

            The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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                   Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 12th day of September, 1996.



                                  BEVERLY BANCORPORATION, INC.


                                  By: /s/ Anthony R. Pasquinelli
                                       -----------------------------------
                                       Anthony R. Pasquinelli,
                                       Chairman of the Board


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 12th day of September, 1996.


Name                                   Title
- ----                                   -----

/s/ Anthony R. Pasquinelli
- ------------------------------    Chairman of the Board
Anthony R. Pasquinelli

/s/ John D. Van Winkle
- ------------------------------    President, Chief Executive Officer and
John D. Van Winkle                Director

/s/ John T. O'Neill
- ------------------------------    Executive Vice President, Chief Financial
John T. O'Neill                   Officer and Principal Accounting Officer

/s/ Christopher M. Cronin
- ------------------------------    Director
Christopher M. Cronin

/s/ Richard I. Polanek
- ------------------------------    Director
Richard I. Polanek

/s/ William C. Waddell
- ------------------------------    Director
William C. Waddell

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                                  INDEX TO EXHIBITS

Exhibit Number        Description of Exhibit
- --------------        ----------------------
4                     Form of Common Stock Certificate, incorporated by
                      reference to Exhibit 4(a) to Registrant's Registration
                      Statement on Form S-1 (Registration No. 333-6651).
5                     Opinion of Lord, Bissell & Brook as to the legality of
                      the securities offered by the registration statement.
23.1                  Consent of Grant Thornton LLP.
23.2                  Consent of Lord, Bissell & Brook (included in exhibit 5).